Exhibit 10.7

CONTRACT NO: PS-17570

Certain confidential information contained in this document, marked by brackets as [***], has been omitted because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

AMENDMENT #2 TO MASTER PRODUCTS AND SERVICES AGREEMENT

This Amendment # 2 (“Amendment #2”) to the MASTER PRODUCTS AND SERVICES AGREEMENT, effective as of the 1st day of January 2017, and as previously amended as of the 15th day of August 2019 (the “Agreement”), is between KAISER FOUNDATION HEALTH PLAN, INC. (“Kaiser”) and DECISIONPOINT SYSTEMS, INC. (“Supplier”), Successor in Interest to ROYCE DIGITAL SYSTEMS, INC.. This Amendment #2 is effective on April 1, 2020 (the “Amendment #2 Effective Date”). Unless otherwise defined in this Amendment #2, capitalized terms used in this Amendment #2 shall have the meanings given to such terms in the Agreement.

WHEREAS, on June 15, 2018 Supplier acquired Royce Digital Systems, Inc.;

WHEREAS, Royce Digital Systems, Inc. became a wholly owned subsidiary of Supplier upon acquisition;

WHEREAS, Royce Digital Systems, Inc. has assigned its obligations under the Agreement to Supplier; and

WHEREAS, the parties also wish to amend various terms of the Agreement.

THEREFORE, the parties agree to amend the Agreement as follows:

1.	Assignment. On the Amendment #2 Effective Date, Royce Digital Systems, Inc. assigned the Agreement to Supplier, which assignment Kaiser hereby consents to. Supplier hereby affirms that as of the Amendment #2 Effective Date it has assumed all of the obligations of Royce Digital Systems, Inc. under the Agreement, as amended, and that the Agreement remains in full force and effect and is a valid and binding obligation of Supplier.

2.	Definitions. The Agreement is amended hereto by adding the following Definitions.

1.14 “Exhibit A” means Exhibit A, Exhibit A-1, Exhibit A-2, and Exhibit A-3, as of Amendment #2 Effective Date.

3.	Pricing. The Agreement is amended by deleting section 3.1 Pricing in its entirety and replacing it with the following:

3.1 Pricing. Exhibit A sets forth the Prices for each Product and Service. Prices must be at least [***] less, on average across all Products and Services, than [***], when available, of such Products and Services. Supplier will conduct an annual audit on pricing and Kaiser will validate Supplier’s audit findings. If Supplier is not compliant to this requirement, Supplier will reimburse Kaiser the difference between the actual average percentage off of [***] and [***] based on the relevant annual spend on the affected Products and Services. For example, if the actual average percentage off of [***] is [***] and the spend on affected Products and Services is $ [***], then Supplier will reimburse Kaiser [***] of $ [***] or $ [***]. Supplier shall not increase Prices during the Term of Agreement. If the Term of Agreement is extended beyond December 31, 2020, any price increases per each calendar year shall be the lesser of [***] and the [***] percentage increase of the Consumer Price Index for All Urban Consumers (“CPI-U”), not seasonally adjusted, for all items in U.S. city average, as published by the U.S. Department of Labor, Washington, DC. In addition to the annual price increases set forth above, Supplier may propose an increase of the price of any affected Product set forth on Exhibit A-3 if there is an increase in Supplier’s acquisition costs on such Products manufactured outside the United States due to new or increased tariffs imposed by the United States Government. Notwithstanding the foregoing, (i) Supplier may propose new pricing only twice during each calendar year; and (ii) Supplier must provide Kaiser with documentation that clearly evidences the amount by which Supplier’s acquisition cost of Product has increased and the specific Harmonized Tariff Schedule (HTS) code(s) impacting the Product. All price increase proposals arising from tariffs must be approved by Kaiser and documented through a contract amendment prior to being effective. Notwithstanding anything to the contrary herein contained, Supplier shall have no obligation to sell or deliver to Kaiser any Product subject to any tariff of which Kaiser had not approved and documented through a contract amendment. If price increases due to tariffs are implemented and the relevant tariffs are removed or decreased subsequently, Kaiser and Supplier will execute a contract amendment to reflect such removal or decrease within 45 days of the relevant tariff’s removal or decrease. Supplier may decrease the prices set forth on Exhibit A upon prior written notice to Kaiser, and this notice must include a proposed amended Exhibit A in electronic format. On a quarterly basis, Supplier shall provide updates, including additions and deletions, to Exhibit A as needed, in writing via electronic mail to Kaiser. The prices under this Agreement must be equal to or better than those offered to any other customer of Supplier that is commercially competitive with Kaiser, subject to Supplier’s terms and conditions of sale. To the extent that Supplier is not in compliance with this Section 3.1, Supplier must refund to each Customer the difference between the Price set forth on Exhibit A that the Customer paid to Supplier and the lower, competitive price in violation of this Section 3.1. Within 30 days of Kaiser’s or any Customer’s determination that Supplier is not in compliance, Supplier must amend this Agreement to provide the more favorable terms.

CONTRACT NO: PS-17570

4.	Invoicing. The Agreement is amended by deleting Section 3.4 of the Agreement, in its entirety and replacing it with the following:

3.4	Invoicing.

3.4.1	General. Supplier is solely responsible for invoicing Customer for Products and Services. Supplier will not Invoice Customer for any fees or expenses not specified in this Agreement or a PO, unless mutually agreed upon in writing between Supplier and Customer. Supplier’s invoices must comply with the Kaiser Permanente Invoice and Accounts Payable Requirements, which are referenced In Exhibit C. At no time will Kaiser pre-pay Supplier for any goods and services under this Agreement.

3.4.2.	Invoice Acceptance Management.

a. Acceptance. All invoice(s) shall be subject to acceptance. Kaiser will verify that the fees detailed in the preliminary invoices satisfy the criteria for acceptance mutually agreed to by Kaiser and Supplier for such purchases as set forth in the Agreement (“Acceptance”). When Kaiser reasonably determines that the invoices meet the Acceptance criteria, then Kaiser shall Accept the invoice and the Supplier can submit the invoices for payment in accordance with wholly incorporated, Kaiser requirements http://supplier.kp.org/formsreqs/index.html.

b. Supplier acknowledges and agrees that if an invoice fails to set forth of fees, then the process below shall iterate until Kaiser has accepted the invoice. Only a written letter of Acceptance from the designated Kaiser representative shall constitute Acceptance by Kaiser.

c. All invoices from Supplier shall be submitted electronically to the designated Kaiser representative for acceptance. Kaiser will use commercially reasonable efforts to provide approval or revision instructions to Supplier within fifteen (15) business days of invoice submission to Kaiser. The Kaiser representative shall determine if the invoice meets the Acceptance criteria, and such determination shall not be unreasonably withheld or delayed. Kaiser’s notification of its acceptance shall come from the Kaiser representative and may be given via e-mail. The acceptance process set forth in this Section 3.4.2 will iterate until Kaiser has accepted the invoice. Kaiser and Supplier will collaborate to resolve any open concerns until “Acceptance” can be attained.

5.	Payment. The Agreement is amended by deleting 3.5.2, Payment, in its entirety and replacing it with the following.

3.5.2 Supplier will not invoice Kaiser for any fees or expenses without prior Acceptance. Supplier shall submit detailed invoices for which Kaiser has provided Acceptance by the 15th of the month following the delivery of the related goods and/or services.

CONTRACT NO: PS-17570

6.	Offset of Overpayment. Kaiser and Supplier have reviewed past invoices and jointly agreed that Kaiser has made overpayments in the amount of [***] (the “Overpayment”) during the period commencing on January 1, 2017 and culminating on December 31, 2019. Supplier has agreed to issue Kaiser purchase credits to offset the amounts due and owing by Kaiser to Supplier, as reflected on invoices issued by Supplier pursuant to the invoicing provisions of the Agreement, during the period between March 1, 2020 and June 30, 2020 in the total of amount of the Overpayment.

7.	Exhibit A. The Agreement is amended by deleting Exhibit A, Service and Product Pricing, [***] Hardware and Maintenance Schedule, in its entirety and replacing it with Exhibit A, [***] PRICING, hereto attached.

8.	Exhibit A-1. The Agreement is amended by deleting Exhibit A-1, Service and Product Pricing, Specialty Printer Hardware and Maintenance Schedule, in its entirety and replacing it with Exhibit A-1, [***] PRICING, hereto attached.

9.	Exhibit A-3. The Agreement is amended by adding Exhibit A-3, ADDITIONAL PRODUCTS PRICING, hereto attached.

10.	Exhibit B. The Agreement is amended by deleting Exhibit B, Products and Services Description, in its entirety and replacing it with Exhibit B hereto attached.

11.	Exhibit B-1. The Agreement is amended by deleting Exhibit B-1, [***] Services Description, in its entirety and replacing it with Exhibit B-1 hereto attached.

12.	Exhibit C. The Agreement is amended by deleting Exhibit C – Additional Requirements for Vendors and Contractors, in its entirety and replacing it with Exhibit C hereto attached.

13.	Notices. The Agreement is amended by replacing the address and contact person for Supplier notices to the following:

DecisionPoint Systems, Inc.

8697 Research Drive

Irvine, CA 92618

Attn: Steve Smith, CEO

14.	Principles of Construction. Whenever the terms or conditions of the Agreement and this Amendment #2 are in conflict, the terms of this Amendment #2 control. Except as specifically modified by the terms of this Amendment #2, all of the Agreement remains in full force and effect. This Amendment #2 may be executed in any number of counterparts, each of which is an original, but all counterparts of which constitute the same instrument.

CONTRACT NO: PS-17570

15.	Execution. Authorized representatives of the parties have executed this Amendment #2 as of the Amendment #2 Effective Date specified above.

KAISER FOUNDATION HEALTH PLAN, INC.	DECISIONPOINT SYSTEMS, INC., Successor in Interest to ROYCE DIGITAL SYSTEMS, INC.

By:	/s/ Kelvin A. Phillips	By:	/s/ Steven Smith

Printed Name:	Kelvin A. Phillips	Printed Name:	Steven Smith

Title:	Sourcing Director	Title:	Chief Executive Officer

Date:	04/01/2020	Date:	04/01/2020

Address and Contact Person for Notices:	Address and Contact Person for Notices:
VP of Sourcing	Steve Smith, CEO
Kaiser Foundation Health Plan, Inc.	DecisionPoint Systems, Inc.
1800 Harrison Street, Suite 1800	8697 Research Drive
Oakland, CA 94612	Irvine, CA 92618

CONTRACT NO: PS-17570

EXHIBIT A

[***] PRICING

CONTRACT NO: PS-17570

EXHIBIT A-1

[***] PRICING

CONTRACT NO: PS-17570

EXHIBIT A-3
PRODUCTS PRICING

CONTRACT NO: PS-17570

EXHIBIT B

PRODUCTS AND SERVICES DESCRIPTION

[***]

CONTRACT NO: PS-17570

Exhibit B-1

[***] SERVICES DESCRIPTION

CONTRACT NO: PS-17570

EXHIBIT C
ADDITIONAL REQUIREMENTS
FOR VENDORS, CONTRACTORS AND SUPPLIERS

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